Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2026 FIRST-QUARTER RESULTS
•First-quarter GAAP diluted earnings per share (EPS) of $2.35
•Rail North America's utilization for the combined fleet remains high at 98.1% at quarter end
•First-quarter Lease Price Index (LPI) of 22.3%
•Demand for aircraft spare engines remains strong
•Company reiterates 2026 full-year earnings guidance

CHICAGO, May 7, 2026—GATX Corporation (NYSE: GATX) today reported 2026 first-quarter net income attributable to GATX of $85.5 million, or $2.35 per diluted share, compared to net income attributable to GATX of $78.6 million, or $2.15 per diluted share, in the first quarter of 2025.

"Consistent with our expectations entering the year, our global businesses performed well in the first quarter," said
Robert C. Lyons, president and chief executive officer of GATX. "Integration of the Wells Fargo rail operating lease fleet is progressing well, positioning us to serve customers with an expanded portfolio supported by our operational and commercial expertise. Beginning this quarter, commercial metrics and fleet statistics for Rail North America reflect the combined legacy and newly acquired fleets, consistent with consolidation in our financial statements. At quarter end, Rail North America's fleet utilization remained high at 98.1%, and the first-quarter renewal success rate was 79.1%, reflecting stable demand for existing railcars. The renewal lease rate change of GATX’s Lease Price Index was 22.3% with an average renewal term of 56 months. Furthermore, we generated first-quarter gains on asset dispositions of approximately $50.0 million, reflecting continued strength in the secondary market and strong asset valuations.
"At GATX Rail Europe, fleet utilization remained steady at 94.7% in the first quarter. Our European team achieved increases in renewal lease rates compared to expiring rates across the majority of car types, despite macroeconomic pressures weighing on our customers' fleet planning activities. At GATX Rail India, demand for railcars remained solid, with fleet utilization at 100.0% at quarter end.

"Within Engine Leasing, we continued to benefit from strong demand for aircraft spare engines, with solid performance across our engine portfolios in the first quarter. While we are closely monitoring developments related to the Middle East conflict and their implications for global air travel and airline financial performance, based on the resiliency the industry has demonstrated through various external events over many decades, we remain confident in the long-term strength of this business."

Mr. Lyons added, "First-quarter investment volume totaled more than $4.5 billion, including the acquisition of Wells Fargo’s rail operating lease portfolio for approximately $4.2 billion. During the quarter, we executed on attractive investment opportunities to acquire new and existing railcars across our global rail businesses."

Mr. Lyons concluded, “Our first quarter progressed largely as we anticipated. Our expanded portfolio of long‑lived assets, deep customer relationships across diverse end markets, and consistently strong cash flows position us well to navigate increased macro uncertainty. We will monitor our markets for impacts from the war in the Middle East, while continuing to execute on our disciplined growth strategy. Based on first-quarter results and our current outlook, we continue to expect 2026 full-year earnings to be $9.50–$10.10 per diluted share, excluding the impact of Tax Adjustments and Other Items.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $103.9 million in the first quarter of 2026, compared to $88.8 million in the first quarter of 2025. Higher 2026 first-quarter segment profit was driven by higher lease revenue and higher gains on asset dispositions.

As of March 31, 2026, Rail North America’s fleet totaled approximately 206,100 cars, including 9,900 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.1% at the end of the first quarter of 2026, compared to 99.0% at the end of the prior quarter and 99.2% at the end of the first quarter of 2025. At the time of the Wells Fargo acquisition, GATX Rail North American's fleet utilization was 99.0%, while Wells Fargo Rail's fleet utilization was 96.5%. Therefore, utilization of 98.1% is a byproduct of the fleet combination and consistent with expectations outlined at the beginning of this year.

During the first quarter of 2026, the renewal lease rate change of the GATX Lease Price Index (LPI) was 22.3%, compared to 21.9% in the prior quarter and 24.5% in the first quarter of 2025. The average lease renewal term for all cars included in the LPI during the first quarter of 2026 was 56 months, compared to 58 months in the prior quarter and 61 months in the first quarter of 2025. The 2026 first-quarter renewal success rate was 79.1%, compared to 91.4% in the prior quarter and 85.1% in the first quarter of 2025. Rail North America’s investment volume during the first quarter was approximately $4.5 billion, including the acquisition of Wells Fargo’s rail operating lease portfolio for approximately $4.2 billion.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided in the attached Supplemental Information under Rail North America Statistics.

RAIL INTERNATIONAL
Rail International’s segment profit was $31.6 million in the first quarter of 2026, compared to $25.7 million in the first quarter of 2025. Higher 2026 first-quarter segment profit was driven by more railcars on lease, higher lease rates, and changes in foreign currency exchange rates.

As of March 31, 2026, GATX Rail Europe’s (GRE) fleet consisted of over 36,600 railcars. Fleet utilization was 94.7%, compared to 94.7% at the end of the prior quarter and 95.1% at the end of the first quarter of 2025.

As of March 31, 2026, Rail India's fleet consisted of approximately 12,500 railcars. Fleet utilization was 100.0%, compared to 100.0% at the end of the prior quarter and 99.6% at the end of the first quarter of 2025.

Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
Engine Leasing reported segment profit of $35.3 million in the first quarter of 2026, compared to segment profit of $38.6 million in the first quarter of 2025. Comparative results were driven primarily by the timing of remarketing income, which can vary materially from quarter to quarter. The Rolls-Royce and Partners Finance affiliates invested approximately $135.0 million in aircraft spare engines during the quarter, and the investment pipeline remains robust.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss its 2026 first-quarter results. Call details are as follows:

Thursday, May 7, 2026
11 a.m. Eastern Time
Domestic Dial-In: 1-800-715-9871
International Dial-In: 1-646-307-1963
Replay: 1-800-770-2030 (Domestic) or 1-609-800-9909 (International) / Access Code: 2050842

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), May 7, 2026.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS

Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements, except to the extent required by applicable law.

The following factors, in addition to those discussed in our press releases and filings with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including geopolitical tensions or conflicts (such as hostilities in the Middle East), geographic exposure, customer concentrations and energy costs
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•reduced demand for our rail assets resulting from a change in pricing, service offerings, or operating conditions of North American railroads
•competitive factors in our primary markets
•threatened or implemented changes in tariffs or other global trade policies
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases or a significant increase in compliance-based maintenance events
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities, including the recent acquisition of the Wells Fargo fleet
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses

•U.S. and global political conditions and the impact of increased geopolitical tension, civil unrest and armed conflict, including the war with Iran, on domestic and global economic conditions
•potential obsolescence of our assets
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to protect our information technology from cybersecurity threats
•risks posed by artificial intelligence
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events, and other environmental concerns
•risks associated with sustainability concerns
•prolonged inflation or deflation or interest rate increases
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•fluctuations in foreign exchange rates
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures
•risks of a widespread health crisis

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Vice President, Investor Relations and Corporate Communications
312-621-4285
shari.hellerman@gatx.com

(05/07/2026)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31
	2026	2025
Revenues
Lease revenue	$518.7	$359.6
Non-dedicated engine revenue	22.1	21.5
Other revenue	42.9	40.5
Total Revenues	583.7	421.6
Expenses
Maintenance expense	140.7	103.5
Depreciation expense	169.2	103.6
Operating lease expense	7.4	7.6
Other operating expense	21.8	16.0
Selling, general and administrative expense	71.3	56.6
Total Expenses	410.4	287.3
Other Income (Expense)
Net gain on asset dispositions	51.0	33.4
Interest expense, net	(151.0)	(94.9)
Other income (expense)	6.2	(2.7)
Income before Income Taxes and Share of Affiliates’ Earnings	79.5	70.1
Income taxes	(21.2)	(16.6)
Share of affiliates’ earnings, net of taxes	20.8	25.1
Net Income	79.1	78.6
Less: Net Loss Attributable to Non-Controlling Interest	(6.4)	—
Net Income Attributable to GATX	$85.5	$78.6

Share Data
Basic earnings per share	$2.35	$2.15
Average number of common shares	35.7	35.9

Diluted earnings per share	$2.35	$2.15
Average number of common shares and common share equivalents	35.8	36.0

Dividends declared per common share	$0.66	$0.61

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2026	2025
Assets
Cash and Cash Equivalents	$740.9	$743.0
Restricted Cash	0.1	4,241.9
Receivables
Rent and other receivables	162.7	109.0
Finance leases (as lessor)	192.2	104.2
Less: allowance for losses	(6.1)	(6.0)
	348.8	207.2

Operating Assets and Facilities	19,780.9	15,662.6
Less: allowance for depreciation	(4,328.3)	(4,251.7)
	15,452.6	11,410.9
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	134.7	137.4

Investments in Affiliated Companies	752.4	732.3
Goodwill	124.6	126.3
Other Assets	390.1	400.5
Total Assets	$17,944.2	$17,999.5

Liabilities and Equity
Accounts Payable and Accrued Expenses	$278.7	$318.4
Debt
Borrowings under bank credit facilities	49.7	82.2
Recourse debt	12,427.3	12,451.7
	12,477.0	12,533.9
Lease Obligations (as lessee)
Operating leases	150.9	154.3

Deferred Income Taxes	1,215.6	1,195.7
Other Liabilities	165.8	162.1
Total Liabilities	14,288.0	14,364.4

Total GATX Shareholders’ Equity	2,778.1	2,750.5
Non-Controlling Interest	878.1	884.6
Total Equity	3,656.2	3,635.1
Total Liabilities and Equity	$17,944.2	$17,999.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2026
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$400.7	$100.4	$9.5	$8.1	$518.7
Non-dedicated engine revenue	—	—	22.1	—	22.1
Other revenue	36.0	4.8	—	2.1	42.9
Total Revenues	436.7	105.2	31.6	10.2	583.7
Expenses
Maintenance expense	120.6	19.1	—	1.0	140.7
Depreciation expense	126.7	27.8	10.6	4.1	169.2
Operating lease expense	7.4	—	—	—	7.4
Other operating expense	13.1	5.3	3.1	0.3	21.8
Total Expenses	267.8	52.2	13.7	5.4	339.1
Other Income (Expense)
Net gain on asset dispositions	49.8	1.1	—	0.1	51.0
Interest (expense) income, net	(114.0)	(25.0)	(13.3)	1.3	(151.0)
Other (expense) income	(0.8)	2.5	3.1	1.4	6.2
Share of affiliates' pre-tax earnings	—	—	27.6	—	27.6
Segment Profit	$103.9	$31.6	$35.3	$7.6	$178.4
Less:
Selling, general and administrative expense					71.3
Income taxes (includes $6.8 related to affiliates' earnings)					28.0
Net Income					79.1
Less: Net Loss Attributable to Non-Controlling Interest					(6.4)
Net Income Attributable to GATX					$85.5

Selected Data:
Investment volume	$4,464.2	$47.4	$0.2	$8.2	$4,520.0

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$44.0	$—	$—	$0.1	$44.1
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	7.4	1.1	—	—	8.5
Asset impairments	(1.7)	—	—	—	(1.7)
	$49.8	$1.1	$—	$0.1	$51.0
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2025
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$260.0	$83.6	$8.1	$7.9	$359.6
Non-dedicated engine revenue	—	—	21.5	—	21.5
Other revenue	33.3	4.9	—	2.3	40.5
Total Revenues	293.3	88.5	29.6	10.2	421.6
Expenses
Maintenance expense	83.7	18.5	—	1.3	103.5
Depreciation expense	70.4	20.1	9.4	3.7	103.6
Operating lease expense	7.6	—	—	—	7.6
Other operating expense	7.5	4.6	2.8	1.1	16.0
Total Expenses	169.2	43.2	12.2	6.1	230.7
Other Income (Expense)
Net gain on asset dispositions	32.1	1.3	—	—	33.4
Interest (expense) income, net	(64.7)	(19.1)	(12.2)	1.1	(94.9)
Other (expense) income	(2.7)	(1.8)	—	1.8	(2.7)
Share of affiliates' pre-tax earnings	—	—	33.4	—	33.4
Segment Profit	$88.8	$25.7	$38.6	$7.0	$160.1
Less:
Selling, general and administrative expense					56.6
Income taxes (includes $8.3 related to affiliates' earnings)					24.9
Net Income					78.6
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$78.6

Selected Data:
Investment volume	$227.7	$62.7	$—	$5.9	$296.3

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$30.5	$0.6	$—	$—	$31.1
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	5.1	0.7	—	—	5.8
Asset impairments	(3.6)	—	—	—	(3.6)
	$32.1	$1.3	$—	$—	$33.4
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Total Assets, Excluding Cash, by Segment
Rail North America	$12,242.6	$7,969.0	$7,865.3	$7,886.8	$7,888.3
Rail International	2,738.0	2,825.1	2,522.9	2,514.9	2,304.3
Engine Leasing	1,805.3	1,786.9	1,805.9	1,626.5	1,619.8
Other	417.3	433.6	415.3	416.8	396.3
Total Assets, excluding cash	$17,203.2	$13,014.6	$12,609.4	$12,445.0	$12,208.7
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(740.9)	$(743.0)	$(696.1)	$(754.6)	$(757.2)
Borrowings under bank credit facilities	49.7	82.2	117.3	106.1	101.5
Recourse debt	12,427.3	12,451.7	8,751.3	8,741.3	8,653.1
Operating lease obligations	150.9	154.3	160.7	168.4	174.4
Total debt and lease obligations, net of unrestricted cash	$11,887.0	$11,945.2	$8,333.2	$8,261.2	$8,171.8
Total recourse debt (1)	$11,887.0	$11,945.2	$8,333.2	$8,261.2	$8,171.8
Total equity	$3,656.2	$3,635.1	$2,718.9	$2,669.7	$2,549.4
Recourse Leverage (2)	3.3	3.3	3.1	3.1	3.2
 _________
(1) Includes recourse debt, borrowings under bank credit facilities, and operating lease obligations, net of unrestricted cash.
(2) Calculated as total recourse debt / total equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$17,944.2	$17,999.5	$13,305.8	$13,200.2	$12,966.3
Less: cash	(741.0)	(4,984.9)	(696.4)	(755.2)	(757.6)
Total Assets, excluding cash	$17,203.2	$13,014.6	$12,609.4	$12,445.0	$12,208.7

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	22.3%	21.9%	22.8%	24.2%	24.5%
Average renewal term (months)	56	58	60	60	61
Renewal Success Rate (2)	79.1%	91.4%	87.1%	84.2%	85.1%
Fleet Rollforward (3)
Beginning balance	100,593	101,288	102,317	103,310	102,966
Railcars added	98,535	920	366	595	1,464
Railcars scrapped	(1,355)	(898)	(478)	(614)	(316)
Railcars sold	(1,540)	(717)	(917)	(974)	(804)
Ending balance	196,233	100,593	101,288	102,317	103,310
Utilization	98.1%	99.0%	98.9%	99.2%	99.2%
Average active railcars	193,195	99,999	100,896	102,073	102,367
Boxcar Fleet Rollforward
Beginning balance	7,032	7,478	7,621	7,990	8,395
Railcars added	3,411	1	172	27	—
Railcars scrapped	(266)	(365)	(285)	(396)	(405)
Railcars sold	(289)	(82)	(30)	—	—
Ending balance	9,888	7,032	7,478	7,621	7,990
Utilization	97.6%	97.1%	96.9%	98.7%	99.8%
Average active railcars	9,895	7,206	7,391	7,773	8,163
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	75.7%	75.7%	76.1%	77.8%	77.6%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	4.2%	1.5%	2.1%	2.4%	0.1%
Year-over-year Change in U.S. Carloadings (chemical) (5)	3.8%	0.8%	1.5%	1.6%	2.0%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	7.3%	(1.6)%	(1.2)%	(0.9)%	1.9%
Production Backlog at Railcar Manufacturers (6)	23,128	23,431	25,687	29,871	31,548
_________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The LPI calculation includes all renewal activity based on a 12-month trailing average, and the renewals are weighted by the count of all renewals over the 12-month period. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2) The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3) Excludes boxcar fleet.
(4) As reported and revised by the Federal Reserve.
(5) As reported by the Association of American Railroads (AAR).
(6) As reported by the Railway Supply Institute (RSI).

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Rail Europe Statistics
Fleet Rollforward
Beginning balance	36,484	30,572	30,492	30,223	30,027
Railcars added	355	6,145	328	579	446
Railcars scrapped or sold	(188)	(233)	(248)	(310)	(250)
Ending balance	36,651	36,484	30,572	30,492	30,223
Utilization	94.7%	94.7%	93.7%	93.3%	95.1%
Average active railcars	34,588	32,671	28,592	28,572	28,823

Rail India Statistics
Fleet Rollforward
Beginning balance	12,165	11,712	11,112	10,895	10,583
Railcars added	343	453	600	217	312
Ending balance	12,508	12,165	11,712	11,112	10,895
Utilization	100.0%	100.0%	100.0%	99.6%	99.6%
Average active railcars	12,275	11,905	11,363	10,945	10,711